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                                                            Hollywood Park, Inc.
                                                                    Exhibit 23.3
                                                               to Form 10-K 1997



                   Consent of Independent Public Accountants


We consent to the incorporation by reference in the registration statement on Form S-8, with respect to the registration of shares issued (i) upon exercise of options granted pursuant to the 1996 Stock Option Plan of Hollywood Park, Inc. and (ii) upon the exercise of options to purchase an aggregate of 20,000 shares of Common Stock granted to certain directors of Hollywood Park, Inc. of our report dated February 18, 1998, except for the last sentence in the second paragraph of Note 1 as to which the date is February 27, 1998, on the balance sheets of Crystal Park Hotel and Casino Development Company, LLC as of December 31, 1997 and 1996, and related statements of operations, members' equity and cash flows for the year ended December 31, 1997, and for the period from July 18, 1996 (date of inception) to December 31, 1996 which report appears in the Annual Report on Form 10-K of Hollywood Park, Inc. for the fiscal year ended December 31, 1997.

We further consent to the incorporation by reference in the registration statement on Form S-8, with respect to the registration of shares issued upon exercise of options granted pursuant to the 1990 Stock Option Plan and the 1992 Director Option Plan of Boomtown, Inc. of our report dated February 18, 1998, except for the last sentence in the second paragraph of Note 1 as to which the date is February 27, 1998, on the balance sheets of Crystal Park Hotel and Casino Development Company, LLC as of December 31, 1997 and 1996, and the related statements of operations, members' equity and cash flows for the year ended December 31, 1997, and for the period from July 18, 1996 (date of inception) to December 31, 1996 which report appears in the Annual Report on Form 10-K of Hollywood Park, Inc. for the fiscal year ended December 31, 1997.

                                                             ARTHUR ANDERSEN LLP

Los Angeles, California
March 26, 1998